EXHIBIT 3.5a

                             ARTICLES OF AMENDMENT
                                      OF
                      INTERSTATE POWER AND LIGHT COMPANY

    (Regarding Designation and Authorization of 8.375% Series A Cumulative
        Preferred Stock and 8.375% Series B Cumulative Preferred Stock)

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

           Pursuant to Section 602 of the Iowa Business Corporation Act, Interstate Power and Light Company, an Iowa corporation (the "Corporation"), adopts the following amendment regarding the designation and authorization of 8.375% Series A Cumulative Preferred Stock and 8.375% Series B Cumulative Preferred Stock by the Corporation.

1.    The name of the Corporation is Interstate Power and Light Company.

2. The preferences, limitations, relative rights and other terms of the 8.375% Series A Cumulative Preferred Stock and the 8.375% Series B Cumulative Preferred Stock were determined by Erroll B. Davis, Jr., Chairman and Chief Executive Officer of the Corporation (the "Senior Executive Officer"), pursuant to authority granted by the Board of Directors of the Corporation under Section 490.825(5)(h) of the Iowa Business Corporation Act on November 20, 2002. A true and correct copy of the portion of the consent action by which the Senior Executive Officer authorized the 8.375% Series A Cumulative Preferred Stock and the 8.375% Series B Cumulative Preferred Stock and determined the respective preferences, limitations, relative rights and other terms thereof is attached hereto as Exhibit A and incorporated herein by this reference.

3. The consent action of the Senior Executive Officer as set forth in Exhibit A was duly adopted by such Senior Executive Officer on December 18, 2002 pursuant to authority granted by the Board of Directors of the Corporation under Section 490.825(5)(h) of the Iowa Business Corporation Act on November 20, 2002.



Dated:  December 18, 2002

                                    INTERSTATE POWER AND
                                    LIGHT COMPANY



                                    By:  /s/ Erroll B. Davis, Jr.
                                         ------------------------------------
                                         Chairman and Chief Executive Officer

                  CONSENT ACTION OF SENIOR EXECUTIVE OFFICER
            ESTABLISHING 8.375% SERIES A CUMULATIVE PREFERRED STOCK
                AND 8.375% SERIES B CUMULATIVE PREFERRED STOCK

           There is hereby authorized and established a series of shares of Preferred Stock, $.01 par value, of the Company to be known and designated as the 8.375% Series A Cumulative Preferred Stock, with the preferences, limitations, relative rights and other terms as set forth below. There is also hereby authorized and established a series of shares of Preferred Stock, $.01 par value, of the Company to be known and designated as the 8.375%
Series B Cumulative Preferred Stock, with the preferences, limitations, relative rights and other terms as set forth below.


                          CERTIFICATE OF DESIGNATION

                  8.375% Series A Cumulative Preferred Stock

Section 1. Designation and Number.
           -----------------------

(a) There is hereby created out of the authorized but unissued Preferred Stock a series of Preferred Stock designated as "8.375% Series A Cumulative Preferred Stock" (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock shall be 6,000,000.

(b)   All  shares  of  the  Series A   Preferred  Stock  redeemed,   purchased,
exchanged, converted or otherwise acquired by the Corporation shall be retired and canceled and, upon the taking of any action required by applicable law, shall be restored to the status of authorized but unissued
shares  of  Preferred  Stock,   without  designation  as  to  series,  and  may
thereafter be designated or redesignated and issued or reissued as part of any series of Preferred Stock. At such time as no shares of Series A Preferred Stock are issued and outstanding as a result of the issuance of shares of Series B Preferred Stock in exchange for shares of Series A Preferred Stock pursuant to the Exchange Offer, the appropriate officers of the Corporation shall promptly cause to be prepared and duly filed with the Secretary of State of the State of Iowa such documents as are necessary to restate the Restated Articles of Incorporation to eliminate the Sections 1 through 8 establishing the Series A Preferred Stock.

(c) Capitalized terms used herein and not otherwise defined herein or in the Corporation's Restated Articles of Incorporation shall have the meanings set forth in Section 7.

Section 2. Ranking.
           --------

(a) The Series A Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation:

          (i) senior to Junior Stock; and

          (ii) on a parity with Parity Stock.

Section 3. Dividends.
           ----------

(a) The holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, cash dividends at an annual rate of 8.375% of the Liquidation Preference (the "Original Rate").

(b) In the event that a Registration Default occurs, the rate of dividends that accrues on the Series A Preferred Stock shall be increased ("Additional Dividend Payments") by 0.25% per annum upon the occurrence of a Registration Default, which rate shall increase by an additional 0.25% at the beginning of each subsequent 90-day period that such Additional Dividend Payments continue to accrue under any such circumstance, provided that the maximum aggregate increase in the dividend accrual rate shall in no event exceed 1.25% per annum. Following the cure of all Registration Defaults the accrual of Additional Dividend Payments shall cease and the dividend accrual rate shall revert to the Original Rate.

(c) If the Shelf Registration Statement (if required) is unusable by the holders of the Series A Preferred Stock for any reason after the Shelf Registration Statement has been declared effective by the SEC, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate, then the rate of dividend payments that accrues on the Series A Preferred Stock, so long as any shares of Series A Preferred Stock are Registrable Securities, shall be increased by 0.25% per annum for the first 90-day period (or portion thereof) beginning on the 31st day following the date that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional 0.25% per annum at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the dividend accrual rate shall in no event exceed 1.25% per annum. Any amounts payable under this Section 3(c) shall also be deemed "Additional Dividend Payments." Upon the Shelf Registration Statement once again becoming usable, the rate of dividend payments that accrues on the Series A Preferred Stock shall be reduced to the Original Rate if the Corporation is otherwise in compliance with the Registration Rights Agreement at such time. Additional Dividend Payments shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.

(d) The Corporation shall notify each record holder of the Series A Preferred Stock within three Business Days after each and every date on which an event occurs in respect of which Additional Dividend Payments are required to be paid (an "Event Date"). The Additional Dividend Payments due shall be payable on each dividend payment date with respect to the Series A Preferred Stock as set forth in Section 3(e) and on the same terms and conditions and subject to the same limitations as pertain at such time for the payment of regular dividends. Each obligation to pay Additional Dividend Payments shall be deemed to accrue and be cumulative from and including the day following the applicable Event Date.

(e) All dividends on the Series A Preferred Stock (other than Additional Dividends) shall accrue and be cumulative from the date of original issuance. Dividends shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2003. If any of those dates is not a Business Day, then dividends shall be payable on the next succeeding Business Day. Dividends shall be payable on those dates to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the last Business Day of the month prior to the month in which the applicable dividend payment date falls. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period.

(f) The Board of Directors shall not authorize, and the Corporation shall not pay, any dividends on the Series A Preferred Stock or set aside funds for the payment of dividends if the terms of any of the Corporation's agreements, including agreements relating to indebtedness, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement, or if the authorization, payment or setting aside of funds is restricted or prohibited by law.

(g) Notwithstanding the provisions of Section 3(f), dividends on the Series A Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of dividends and whether or not dividends are authorized. No interest shall be paid in respect of any accrued but unpaid dividends on the Series A Preferred Stock.

(h) Holders of shares of the Series A Preferred Stock shall not be entitled to any dividends in excess of full cumulative dividends on the Series A Preferred Stock as described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued and unpaid dividend due.

(i) The Corporation shall not pay any dividends with respect to Junior Stock if dividends payable on the Series A Preferred Stock are in arrears.

Section 4. Liquidation Preference.
           -----------------------

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of shares of the Series A Preferred Stock shall be entitled to payment, out of the Corporation's assets available for distribution to its shareowners, of an amount equal to the Liquidation Preference plus an amount equal to all accrued and unpaid dividends on those shares to, but excluding, the date of liquidation, dissolution or winding up before any distribution is made on any Junior Stock. After payment in full of the Liquidation Preference and the amount equal to all accrued and unpaid dividends to which holders of shares of the Series A Preferred Stock are entitled, the holders of the Series A Preferred Stock shall not be entitled to any further participation in any distribution of the Corporation's assets. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to shares of the Series A Preferred Stock and any Parity Stock are not paid in full, then the holders of shares of the Series A Preferred Stock and the holders of the Parity Stock shall share equally and ratably in any distribution of the Corporation's assets in proportion to the full distributable amounts to which each such holder is entitled.

(b) Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Corporation's property or assets nor the consolidation, merger or amalgamation of the Corporation with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Corporation will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.
           -----------

(a)   The  Corporation  may not redeem the  Series A  Preferred  Stock prior to
March 15, 2013. On or after March 15, 2013, the Corporation, at its sole option, may redeem the Series A Preferred Stock, out of funds legally available therefor, in whole or in part from time to time at a price of $25 per share, plus an amount equal to accrued and unpaid dividends to, but excluding, the redemption date (the "Redemption Price").

(b) In the case of any partial redemption, the Corporation may select the shares of the Series A Preferred Stock to be redeemed on a pro rata basis, by lot or any other method that the Corporation, in its discretion, deems fair and appropriate. However, the Corporation may, without regard to proportionality or any other factor, redeem all of the shares of the Series A Preferred Stock held by any holders of fewer than 100 shares of the Series A
Preferred Stock (or all the shares of the Series A Preferred Stock held by holders who would hold fewer than 100 shares of the Series A Preferred Stock as a result of such redemption).

(c) If the Corporation elects to redeem the Series A Preferred Stock in the manner described in this Section 5, then notice of such redemption (the "Redemption Notice") shall be given to the holders of record of shares of the Series A Preferred Stock not less than 45 nor more than 90 days before the date of the redemption (the "Redemption Date"); provided, however, that no failure to give such Redemption Notice on or any deficiency therein shall affect the validity of the procedure for the redemption of any shares of the Series A Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said Redemption Notice or except as to the holder or holders whose Redemption Notice was defective. All such Redemption Notices shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price;

          (iii) the total number of shares of the Series A Preferred Stock to be redeemed;

          (iv) that the Redemption Price will become due and payable on the Redemption Date upon each such share of Series A Preferred Stock to be redeemed and that dividends thereon will cease to accrue on and after the Redemption Date; and

          (v) the place or places where certificates for the Series A Preferred Stock are to be surrendered for payment of the Redemption Price.

(d) Prior to any Redemption Date, the Corporation shall deposit with a designated bank or trust company as paying agent (or, if the Transfer Agent or the Corporation is acting as the paying agent, segregate and hold in trust) an amount of consideration sufficient to pay the Redemption Price of all shares of Series A Preferred Stock which are to be redeemed on that date other than any Series A Preferred Stock called for prior to the date of such deposit.

(e) Notice of redemption having been given as described above, the Redemption Price of the Series A Preferred Stock to be redeemed shall, on the Redemption Date, become due and payable, and from and after such date (unless the Corporation shall default in the payment of the Redemption Price), such shares of Series A Preferred Stock shall no longer be outstanding, dividends on such Series A Preferred Stock shall cease to accrue and all rights of holders thereof as shareowners of the Corporation (except the right to receive the Redemption Price without interest) shall cease. Upon book-entry transfer or surrender of any certificate representing any such share of Series A Preferred Stock for redemption in accordance with said notice, such Redemption Price shall thereupon be paid.

(f) If any certificate that represents more than one share of Series A Preferred Stock, not all of which are subject to redemption, is surrendered at any office or agency of the Corporation designated for that purpose (with, if the Corporation or the Transfer Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Transfer Agent duly executed by, the holder thereof or such holder's attorney duly authorized in writing), the Corporation shall execute, and the Transfer Agent shall deliver to the holder of such shares of Series A Preferred Stock without service charge, a new certificate or certificates, representing any number of shares of Series A Preferred Stock, as requested by such holder, in an aggregate amount equal to the number of shares not redeemed and represented by the certificate so surrendered.

(g) Payment of the Redemption Price for the Series A Preferred Stock is conditioned upon book-entry transfer or physical delivery of the certificates representing the Series A Preferred Stock, together with necessary endorsements to the Transfer Agent at any time after delivery of the Redemption Notice. Payment of the Redemption Price for the Series A Preferred Stock will be made promptly following the later of the Redemption Date and the time of book-entry transfer or physical delivery of the certificates representing the Series A Preferred Stock subject to redemption.

(h) If the Transfer Agent holds money sufficient to pay the Redemption Price of the Series A Preferred Stock on the Redemption Date in accordance with the terms of this Section 5, then, on the Redemption Date, the Series A Preferred Stock will cease to be outstanding, whether or not book-entry transfer is made or certificates representing the Series A Preferred Stock are delivered to the Transfer Agent. At such time, all rights of a holder as a holder of Series A Preferred Stock shall terminate, other than the right to receive the Redemption Price.

(i) If the Redemption Date falls after a dividend payment record date and before the related dividend payment date, then the holders of the shares of Series A Preferred Stock at the close of business on that dividend payment record date will be entitled to receive the dividend payable of those shares on the corresponding dividend payment date. However, the Redemption Price payable on such Redemption Date will not include dividends accruing on that dividend payment record date and payable on the corresponding dividend payment date.

Section 6. Voting Rights.
           --------------

(a) The shares of Series A Preferred Stock shall have no voting rights except as set forth in this Section 6 or as otherwise provided by Iowa law.

(b) In the event that any four quarterly cumulative dividends, whether consecutive or not, payable on the Series A Preferred Stock are in arrears, the holders of the Series A Preferred Stock shall have the right, voting separately as a class together with holders of any Parity Stock upon which like voting rights have been conferred and are exercisable, at the next meeting of shareowners called for the election of directors, to elect two members of the Board of Directors. The right of such holders of the Series A Preferred Stock to elect members of the Board of Directors shall continue until such time as all dividends accumulated and in arrears on such shares of the Series A Preferred Stock have been paid in full, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay dividends as described above. Upon any termination of the right of the holders of the Series A Preferred Stock to vote as a class for directors, the term of office of all directors then in office elected by such holders voting as a class will terminate immediately.

(c) Without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting as a single class, or voting as a single class together with holders of any other series of Preferred Stock (i) upon which like voting or consent rights have been conferred and (ii) which are similarly affected by the matter to be voted upon, the Corporation shall not:

          (i) increase the amount of authorized shares of the Preferred Stock or create or issue any class of stock in addition to the Preferred Stock ranking senior to or on a parity with the Preferred Stock, or any series thereof, as to the payment of dividends or the distribution of assets;

          (ii) adopt any amendment to the Restated Articles of Incorporation of the Corporation that adversely alters the preferences, powers and rights of the Series A Preferred Stock (provided, that Articles of Amendment to issue a series of Preferred Stock shall not be considered to adversely alter the preferences, powers and rights of the Series A Preferred Stock solely because such series is on parity with the Series A Preferred Stock with respect to payment of dividends and distribution of assets);

          (iii) issue any shares of Preferred Stock of any series if the cumulative dividends payable on the Series A Preferred Stock are in arrears; or

          (iv) create or issue any shares of Preferred Stock of any series that rank senior to the Series A Preferred Stock as to payment of dividends or the distribution of assets.

(d) On any matter set forth in Section 6(b) or Section 6(c) in which the holders of the Series A Preferred Stock are entitled to vote as a class, such holders will be entitled to one vote per share. On any other matter for which holders of the Series A Preferred Stock are provided the right to vote together with holders of the Common Stock under Iowa law, if any, holders of the Series A Preferred Stock will be entitled to the number of votes per share determined by dividing the Liquidation Preference of such share by 100.

Section 7. Certain Definitions.  As used in this Amendment, the following
           --------------------
terms shall have the following meanings, unless the context otherwise requires:

(a)   "Board of Directors" means the board of directors of the Corporation.

(b) "Business Day" means any day other than a Saturday, Sunday or U.S. Federal holiday or day on which commercial banks in the City of New York or the States of Iowa or Wisconsin are authorized or required by law or executive order to close.

(c) "Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

(d) "Exchange Offer Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

(e) "Junior Stock" means the Common Stock and any other of the Corporation's equity securities that by their terms rank junior to the Series A Preferred Stock with respect to payment of dividends and distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

(f)   "Liquidation  Preference"  means $25 per share of the Series A  Preferred
Stock.

(g) "Parity Stock" means any series of preferred stock established hereafter by the Board of Directors, the terms of which expressly provide that such series will rank on a parity with the Series A Preferred Stock with respect to payment of dividends and distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

(h)   A "Registration Default" occurs if:

          (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to April 1, 2003;

          (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to June 1, 2003;

          (iii) the Exchange Offer is not consummated on or prior to July 1, 2003; or

          (iv) if required, the Shelf Registration Statement is not declared effective on or prior to July 1, 2003.

(i) "Registrable Securities" shall have the meaning set forth in the Registration Rights Agreement.

(j) "Registration Rights Agreement" means the Registration Rights Agreement, between the Corporation and Robert W. Baird & Co. Incorporated, with respect to the Series A Preferred Stock.

(k)   "SEC" means the United States  Securities and Exchange  Commission or any
successor  agency  or  government  body  performing  the  functions   currently
performed by the United States Securities and Exchange Commission.

(l) "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

(m) "Transfer Agent" means the Shareowner Services Department of Alliant Energy Corporation, as the transfer agent of the Corporation, and any successor transfer agent duly appointed by the Corporation.

Section 8. Headings.  The headings of the Sections are for convenience of
           ---------
reference only and shall not define, limit or affect any of the provisions hereof.


                  8.375% Series B Cumulative Preferred Stock

Section 1. Designation and Number.
           -----------------------

(a) There is hereby created out of the authorized but unissued Preferred Stock a series of Preferred Stock designated as "8.375% Series B Cumulative Preferred Stock" (the "Series B Preferred Stock"). The number of shares constituting the Series B Preferred Stock shall be 6,000,000.

(b)   All  shares  of  the  Series B   Preferred  Stock  redeemed,   purchased,
exchanged, converted or otherwise acquired by the Corporation shall be retired and canceled and, upon the taking of any action required by applicable law, shall be restored to the status of authorized but unissued
shares  of  Preferred  Stock,   without  designation  as  to  series,  and  may
thereafter be designated or redesignated and issued or reissued as part of any series of Preferred Stock.

(c) Capitalized terms used herein and not otherwise defined herein or in the Corporation's Restated Articles of Incorporation shall have the meanings set forth in Section 7.

Section 2. Ranking.
           --------

(a) The Series B Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation:

          (i) senior to Junior Stock; and

          (ii) on a parity with Parity Stock.

Section 3. Dividends.
           ----------

(a) The holders of shares of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, cash dividends at an annual rate of 8.375% of the Liquidation Preference.

(b) All dividends on the Series B Preferred Stock shall accrue and be cumulative from the date of original issuance, subject to the following.
Dividends shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on the First Dividend

Payment Date. If any of those dates is not a Business Day, then dividends shall be payable on the next succeeding Business Day. Dividends shall be payable on those dates to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the last Business Day of the month prior to the month in which the applicable dividend payment date falls. Holders of shares of the Series A Preferred Stock exchanged for shares of the Series B Preferred Stock will not be entitled to receive any payments with respect to unpaid dividends on shares of the Series A Preferred Stock so exchanged. Notwithstanding the foregoing, on the First Dividend Payment Date, each share of the Series B Preferred Stock that was issued in exchange for a share of Series A Preferred Stock shall entitle the holder thereof to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, cash dividends in an amount equal to the cumulative dividends to which the holder of the shares of the Series A Preferred Stock in exchange for which such share of the Series B Preferred Stock was issued would have been entitled had such share of Series A Preferred Stock been outstanding on the applicable record date for such First Dividend Payment Date. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period.

(c) The Board of Directors shall not authorize, and the Corporation shall not pay, any dividends on the Series B Preferred Stock or set aside funds for the payment of dividends if the terms of any of the Corporation's agreements, including agreements relating to indebtedness, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement, or if the authorization, payment or setting aside of funds is restricted or prohibited by law.

(d) Notwithstanding the provisions of Section 3(f), dividends on the Series B Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of dividends and whether or not dividends are authorized. No interest shall be paid in respect of any accrued but unpaid dividends on the Series B Preferred Stock.

(e) Holders of shares of the Series B Preferred Stock shall not be entitled to any dividends in excess of full cumulative dividends on the Series B Preferred Stock as described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accrued and unpaid dividend due.

(f) The Corporation shall not pay any dividends with respect to Junior Stock if dividends payable on the Series B Preferred Stock are in arrears.

Section 4. Liquidation Preference.
           -----------------------

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of shares of the Series B Preferred Stock shall be entitled to payment, out of the Corporation's assets available for distribution to its shareowners, of an amount equal to the Liquidation Preference plus an amount equal to all accrued and unpaid dividends on those shares to, but excluding, the date of liquidation, dissolution or winding up before any distribution is made on any Junior Stock. After payment in full of the Liquidation Preference and the amount equal to all accrued and unpaid dividends to which holders of shares of the Series B Preferred Stock are entitled, the holders of the Series B Preferred Stock shall not be entitled to any further participation in any distribution of the Corporation's assets. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to shares of the Series B Preferred Stock and any Parity Stock are not paid in full, then the holders of shares of the Series B Preferred Stock and the holders of the Parity Stock shall share equally and ratably in any distribution of the Corporation's assets in proportion to the full distributable amounts to which each such holder is entitled.

(b) Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Corporation's property or assets nor the consolidation, merger or amalgamation of the Corporation with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Corporation will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.
           -----------

(a)   The  Corporation  may not redeem the  Series B  Preferred  Stock prior to
March 15, 2013. On or after March 15, 2013, the Corporation, at its sole option, may redeem the Series B Preferred Stock, out of funds legally available therefor, in whole or in part from time to time at a price of $25 per share, plus an amount equal to accrued and unpaid dividends to, but excluding, the redemption date (the "Redemption Price").

(b) In the case of any partial redemption, the Corporation may select the shares of the Series B Preferred Stock to be redeemed on a pro rata basis, by lot or any other method that the Corporation, in its discretion, deems fair and appropriate. However, the Corporation may, without regard to proportionality or any other factor, redeem all of the shares of the Series B Preferred Stock held by any holders of fewer than 100 shares of the Series B
Preferred Stock (or all the shares of the Series B Preferred Stock held by holders who would hold fewer than 100 shares of the Series B Preferred Stock as a result of such redemption).

(c) If the Corporation elects to redeem the Series B Preferred Stock in the manner described in this Section 5, then notice of such redemption (the "Redemption Notice") shall be given to the holders of record of shares of the Series B Preferred Stock not less than 45 nor more than 90 days before the date of the redemption (the "Redemption Date"); provided, however, that no failure to give such Redemption Notice on or any deficiency therein shall affect the validity of the procedure for the redemption of any shares of the Series B Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said Redemption Notice or except as to the holder or holders whose Redemption Notice was defective. All such Redemption Notices shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price;

          (iii) the total number of shares of the Series B Preferred Stock to be redeemed;

          (iv) that the Redemption Price will become due and payable on the Redemption Date upon each such share of Series B Preferred Stock to be redeemed and that dividends thereon will cease to accrue on and after the Redemption Date; and

          (v) the place or places where certificates for the Series B Preferred Stock are to be surrendered for payment of the Redemption Price.

(d) Prior to any Redemption Date, the Corporation shall deposit with a designated bank or trust company as paying agent (or, if the Transfer Agent or the Corporation is acting as the paying agent, segregate and hold in trust) an amount of consideration sufficient to pay the Redemption Price of all shares of Series B Preferred Stock which are to be redeemed on that date other than any Series B Preferred Stock called for prior to the date of such deposit.

(e) Notice of redemption having been given as described above, the Redemption Price of the Series B Preferred Stock to be redeemed shall, on the Redemption Date, become due and payable, and from and after such date (unless the Corporation shall default in the payment of the Redemption Price), such shares of Series B Preferred Stock shall no longer be outstanding, dividends on such Series B Preferred Stock shall cease to accrue and all rights of holders thereof as shareowners of the Corporation (except the right to receive the Redemption Price without interest) shall cease. Upon book-entry transfer or surrender of any certificate representing any such share of Series B Preferred Stock for redemption in accordance with said notice, such Redemption Price shall thereupon be paid.

(f) If any certificate that represents more than one share of Series B Preferred Stock, not all of which are subject to redemption, is surrendered at any office or agency of the Corporation designated for that purpose (with, if the Corporation or the Transfer Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Transfer Agent duly executed by, the holder thereof or such holder's attorney duly authorized in writing), the Corporation shall execute, and the Transfer Agent shall deliver to the holder of such shares of Series B Preferred Stock without service charge, a new certificate or certificates, representing any number of shares of Series B Preferred Stock, as requested by such holder, in an aggregate amount equal to the number of shares not redeemed and represented by the certificate so surrendered.

(g) Payment of the Redemption Price for the Series B Preferred Stock is conditioned upon book-entry transfer or physical delivery of the certificates representing the Series B Preferred Stock, together with necessary endorsements to the Transfer Agent at any time after delivery of the Redemption Notice. Payment of the Redemption Price for the Series B Preferred Stock will be made promptly following the later of the Redemption Date and the time of book-entry transfer or physical delivery of the certificates representing the Series B Preferred Stock subject to redemption.

(h) If the Transfer Agent holds money sufficient to pay the Redemption Price of the Series B Preferred Stock on the Redemption Date in accordance with the terms of this Section 5, then, on the Redemption Date, the Series B Preferred Stock will cease to be outstanding, whether or not book-entry transfer is made or certificates representing the Series B Preferred Stock are delivered to the Transfer Agent. At such time, all rights of a holder as a holder of Series B Preferred Stock shall terminate, other than the right to receive the Redemption Price.

(i) If the Redemption Date falls after a dividend payment record date and before the related dividend payment date, then the holders of the shares of Series B Preferred Stock at the close of business on that dividend payment record date will be entitled to receive the dividend payable of those shares on the corresponding dividend payment date. However, the Redemption Price payable on such Redemption Date will not include dividends accruing on that dividend payment record date and payable on the corresponding dividend payment date.

Section 6. Voting Rights.
           --------------

(a) The shares of Series B Preferred Stock shall have no voting rights except as set forth in this Section 6 or as otherwise provided by Iowa law.

(b) In the event that any four quarterly cumulative dividends, whether consecutive or not, payable on the Series B Preferred Stock are in arrears, the holders of the Series B Preferred Stock shall have the right, voting separately as a class together with holders of any Parity Stock upon which like voting rights have been conferred and are exercisable, at the next meeting of shareowners called for the election of directors, to elect two members of the Board of Directors. The right of such holders of the Series B Preferred Stock to elect members of the Board of Directors shall continue until such time as all dividends accumulated and in arrears on such shares of the Series B Preferred Stock have been paid in full, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay dividends as described above. Upon any termination of the right of the holders of the Series B Preferred Stock to vote as a class for directors, the term of office of all directors then in office elected by such holders voting as a class will terminate immediately.

(c) Without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock, voting as a single class, or voting as a single class together with holders of any other series of Preferred Stock (i) upon which like voting or consent rights have been conferred and (ii) which are similarly affected by the matter to be voted upon, the Corporation shall not:

          (i) increase the amount of authorized shares of the Preferred Stock or create or issue any class of stock in addition to the Preferred Stock ranking senior to or on a parity with the Preferred Stock, or any series thereof, as to the payment of dividends or the distribution of assets;

          (ii) adopt any amendment to the Restated Articles of Incorporation of the Corporation that adversely alters the preferences, powers and rights of the Series B Preferred Stock (provided, that Articles of Amendment to issue a series of Preferred Stock shall not be considered to adversely alter the preferences, powers and rights of the Series B Preferred Stock solely because such series is on parity with the Series B Preferred Stock with respect to payment of dividends and distribution of assets);

          (iii) issue any shares of Preferred Stock of any series if the cumulative dividends payable on the Series B Preferred Stock are in arrears; or

          (iv) create or issue any shares of Preferred Stock of any series that rank senior to the Series B Preferred Stock as to payment of dividends or the distribution of assets.

(d) On any matter set forth in Section 6(b) or Section 6(c) in which the holders of the Series B Preferred Stock are entitled to vote as a class, such holders will be entitled to one vote per share. On any other matter for which holders of the Series B Preferred Stock are provided the right to vote together with holders of the Common Stock under Iowa law, if any, holders of the Series B Preferred Stock will be entitled to the number of votes per share determined by dividing the Liquidation Preference of such share by 100.

Section 7. Certain Definitions.  As used in this Amendment, the following
           --------------------
terms shall have the following meanings, unless the context otherwise requires:

(a)   "Board of Directors" means the board of directors of the Corporation.

(b) "Business Day" means any day other than a Saturday, Sunday or U.S. Federal holiday or day on which commercial banks in the City of New York or the States of Iowa or Wisconsin are authorized or required by law or executive order to close.

(c) "First Dividend Payment Date" means the first dividend payment date to occur following the date on which shares of the Series B Preferred Stock are first issued in exchange for shares of the Series A Preferred Stock.

(d) "Junior Stock" means the Common Stock and any other of the Corporation's equity securities that by their terms rank junior to the Series B Preferred Stock with respect to payment of dividends and distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

(e)   "Liquidation  Preference"  means $25 per share of the Series B  Preferred
Stock.

(f) "Parity Stock" means any series of preferred stock established hereafter by the Board of Directors, the terms of which expressly provide that such series will rank on a parity with the Series B Preferred Stock with respect to payment of dividends and distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

(g) "Transfer Agent" means the Shareowner Services Department of Alliant Energy Corporation, as the transfer agent of the Corporation, and any successor transfer agent duly appointed by the Corporation.

Section 8. Headings.  The headings of the Sections are for convenience of
           ---------
reference only and shall not define, limit or affect any of the provisions hereof.